UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 15, 2022
TRANSACT TECHNOLOGIES INC
(Exact name of registrant as specified in its charter)

Delaware	0-21121	06-1456680
(State or other jurisdiction of incorporation)	(Commission file number)	(I.R.S. employer identification no.)

One Hamden Center
2319 Whitney Avenue, Suite 3B, Hamden, CT	06518
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (203) 859-6800

(Former Name or Former Address, if Changed Since Last Report):  Not applicable.

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240-14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.01 per share	TACT	NASDAQ Global Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2 of this chapter).
Emerging Growth Company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On June 15, 2022, David B. Peters notified TransAct Technologies Incorporated (the “Company”) that he intends to resign as Vice President and Chief Accounting Officer, effective July 8, 2022. Mr. Peters has served as the Company’s principal accounting officer since March 1, 2018. Mr. Peters’ decision to resign was not the result of any disagreement with the Company.
In connection with Mr. Peters’ resignation, Mr. Steven A. DeMartino, the Company’s President, Chief Financial Officer, Treasurer and Secretary, will assume the role and responsibilities of principal accounting officer on an interim basis as of the effective date of Mr. Peters’ resignation. Mr. DeMartino’s biographical information is set forth in the Company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 24, 2022, and such information is incorporated herein by reference. The Company has commenced a search process for Mr. Peters’ replacement and is committed to conducting this process as efficiently and expeditiously as possible.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRANSACT TECHNOLOGIES INCORPORATED

By:	/s/ Steven A. DeMartino
Steven A. DeMartino
President, Chief Financial Officer, Treasurer and Secretary

Date: June 22, 2022